                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Zoll Medical Corporation
                (Name of Registrant as Specified In Its Charter)

                            Zoll Medical Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                            ZOLL MEDICAL CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, FEBRUARY 4, 1999
                            ------------------------

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Zoll Medical Corporation (the "Company") will be held on Thursday, February 4, 1999 at 10:00 a.m. at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 for the following purposes:

          1. To elect two Class I directors of the Company to serve until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

          2. To amend the Company's 1992 Stock Option Plan (the "Plan") to increase the number of shares of the Company's Common Stock subject to issuance under the Plan by 300,000 shares, or approximately 4.8% of the total number of shares outstanding; and

          3. To consider and act upon any other matters which may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on December 18, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the 1999 Annual Meeting and at any adjournments or postponements thereof. Stockholders of record of the Company's Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy which is being solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          Raymond C. Zemlin, Clerk

Burlington, Massachusetts
January 11, 1999

-------------------------------------------------------------------------------

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

-------------------------------------------------------------------------------

                            ZOLL MEDICAL CORPORATION

                                32 SECOND AVENUE
                                 NORTHWEST PARK
                        BURLINGTON, MASSACHUSETTS 01803
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                      1999 ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, FEBRUARY 4, 1999

                                                                January 11, 1999

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Zoll Medical Corporation (the "Company") for use at the 1999 Annual Meeting of Stockholders of the Company to be held on Thursday, February 4, 1999, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon (i) the election of two Class I directors of the Company, (ii) the amendment to the Company's 1992 Stock Option Plan (the "Plan"); and (iii) any other matters properly brought before the Annual Meeting.

VOTING

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about January 11, 1999. The Board of Directors has fixed the close of business on December 18, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.02 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,201,284 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the total votes cast on the proposal to amend the Plan is required to approve the proposed amendment to the Plan. Abstentions and broker non-votes are each included in the number of shares present at the Annual Meeting for purposes of establishing a quorum. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the approval of the amendment to the Plan.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR CLASS I DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT AND FOR THE APPROVAL OF THE AMENDMENT TO THE PLAN. IT IS NOT ANTICIPATED THAT ANY MATTER OTHER

THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Clerk of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 1998 Annual Report, including the Company's audited financial statements for the fiscal year ended September 26, 1998, is being mailed to stockholders concurrently with this Proxy Statement.

                                   PROPOSAL 1
                        ELECTION OF A CLASS OF DIRECTORS

     The Board of Directors of the Company is comprised of eight members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each succeeding annual meeting of stockholders.

     At the Annual Meeting, two Class I directors will be elected to serve until the 2002 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Noah T. Herndon and Daniel M. Mulvena for election as Class I directors (the "Nominees"). The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following table sets forth certain information with respect to the two Nominees for election as directors at the Annual Meeting and those continuing directors of the Company whose terms expire at the annual meetings of stockholders in 2000 and 2001 based on information furnished to the Company by each director. The following information is as of September 26, 1998 unless otherwise specified.

                                                                         AMOUNT AND NATURE OF
NAME AND PRINCIPAL OCCUPATION                                 DIRECTOR   BENEFICIAL OWNERSHIP   PERCENT
     FOR PAST FIVE YEARS                                AGE    SINCE      OF COMMON STOCK(1)    OF CLASS
-----------------------------                           ---   --------   --------------------   --------
                  CLASS I NOMINEES FOR ELECTION AT THE 1999 ANNUAL MEETING

Noah T. Herndon.......................................  66      1995             7,500(2)             *
  Partner of Brown Bothers Harriman & Co. since 1974.
  From 1978 to present Mr. Herndon has been the
  partner principally in charge of the operations for
  Brown Brothers Harriman & Co.'s Boston office. Mr.
  Herndon is a director of National Auto Credit, Inc.,
  Fieldcrest Cannon, Inc. and Watts Industries, Inc.
  and a Trustee of Cabot Industrial Trust.

                                                                         AMOUNT AND NATURE OF
NAME AND PRINCIPAL OCCUPATION                                 DIRECTOR   BENEFICIAL OWNERSHIP   PERCENT
     FOR PAST FIVE YEARS                                AGE    SINCE      OF COMMON STOCK(1)    OF CLASS
-----------------------------                           ---   --------   --------------------   --------
Daniel M. Mulvena.....................................  50      1998                 0(3)             *
  Owner of Commodore Associates, Inc., a consulting
  company. From 1992 to 1995, Mr. Mulvena was a Group
  Vice President of Boston Scientific Corporation. Mr.
  Mulvena serves as Chairman of the Board of Directors
  of Echo-cath, Inc. and Magna Lab, Inc. He is also a
  director of Thoratec Laboratories, Inc.

                        CLASS II CONTINUING DIRECTORS -- TERM TO EXPIRE IN 2000

Willard M. Bright.....................................  84      1983           155,450(4)           2.8%
  Formerly Chairman of the Board of Directors of the
  Company. Formerly President and Chief Executive
  Officer of The Kendall Company and Boehringer
  Mannheim Corporation, medical products
  manufacturers, and President and director of
  Curtiss-Wright Corp., an aerospace and industrial
  products manufacturer. Mr. Bright is a Director of
  CSS Industries, Inc., Furman Lumber Company and
  MacroChem Corporation.

Thomas M. Claflin, II.................................  57      1980            66,745(5)           1.1%
  Principal of Claflin Capital Management, Inc., a
  venture capital firm, and General Partner of its
  venture capital partnerships. Mr. Claflin is a
  Director of Altron Incorporated.

M. Stephen Heilman....................................  64      1996           212,500(6)           3.4%
  Founder, Chairman and Chief Executive Officer of
  Lifecor, Inc., a medical device company, since 1986.
  Founder, Chairman and Chief Executive Officer of
  Vascor, Inc. since 1986. Mr. Heilman is a director
  of SkyMark Corporation, Actronics, Medrad Inc. and
  Precision Therapeutics.

                        CLASS III CONTINUING DIRECTORS -- TERM TO EXPIRE IN 2001

Richard A. Packer.....................................  41      1996            49,800(7)             *
  President and Chief Operating Officer of the Company
  since 1996. During 1996, he served as Chief
  Financial Officer of the Company. From 1992 to 1996
  he served as the Company's Vice President of
  Operations. Prior to 1992, he was Vice President of
  various functions at Whistler Corporation, a
  consumer electronics company.

                                                                         AMOUNT AND NATURE OF
NAME AND PRINCIPAL OCCUPATION                                 DIRECTOR   BENEFICIAL OWNERSHIP   PERCENT
     FOR PAST FIVE YEARS                                AGE    SINCE      OF COMMON STOCK(1)    OF CLASS
-----------------------------                           ---   --------   --------------------   --------
Rolf S. Stutz.........................................  49      1983           102,900(8)           1.6%
  Chairman of the Board of Directors and Chief
  Executive Officer of the Company. From 1978 until he
  joined the Company in 1983, Mr. Stutz held a variety
  of domestic and international management positions
  with Millipore Corporation, a manufacturer of high
  technology membrane filtration and purification
  products for the analytical, pharmaceutical and
  microelectronics markets. Mr. Stutz is a director of
  Hemasure Corporation, Cambridge Heart, Inc. and
  Lifecor, Inc.

James W. Biondi, M.D.(9)..............................  42      1999             1,000(3)             *
  Chairman of Cardiopulmonary Corp. since its founding
  in 1988, and Chief Executive Officer and President
  since 1992. Cardiopulmonary Corp. designs, develops
  and assembles advanced software driven ventilators
  used for the treatment of anesthesia and intensive
  care patients. Since 1992, Dr. Biondi has been an
  Adjunct Assistant Professor of Medicine at Yale
  University School of Medicine. Dr. Biondi also
  serves as a director of Ivy Biomedical Systems, Inc.
  and Imagyn Medical Technologies, Inc.
All directors and executive officers as a group (11                            670,645(10)         10.8%
  persons)............................................

---------------

  * Less than 1%.

 (1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to the information contained in the other footnotes to this table.

 (2) Includes 2,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 26, 1998.

 (3) Does not include 10,000 shares of Common Stock subject to stock options which are not exercisable within 60 days of September 26, 1998.

 (4) Represents 151,700 shares of Common Stock held by the Willard M. Bright Revocable Inter Vivos Trust dated August 2, 1990 and 3,750 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 26, 1998.

 (5) Includes 229 shares of Common Stock held by Mr. Claflin's spouse and 3,278 shares held by various Claflin Capital Management, Inc. partnership entities, as to which Mr. Claflin disclaims beneficial ownership, and 2,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 26, 1998.

 (6) Includes 2,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 26, 1998.

 (7) Includes 36,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 26, 1998.

 (8) Includes 17,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 26, 1998.

 (9) On January 7, 1999, the Company entered into an agreement with Elliott Associates, L.P. ("Elliott") and Westgate International, L.P. ("Westgate"), shareholders of the Company who together own approximately 15.4% of the Company's Common Stock. Pursuant to the terms of the agreement, Elliott and Westgate proposed, and the Company agreed, that the Board of Directors would be expanded to eight members and Dr. James W. Biondi would be elected as a Class III Director to fill the resulting vacancy. On January 7, 1999, Dr. Biondi joined the Board of Directors as a Class III Director.

(10) Includes 140,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 26, 1998.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held 6 meetings during the fiscal year ended September 26, 1998 Each of the directors attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees of which he was a member which were held during the period he was a director or committee member.

     The Company has standing Audit and Compensation Committees. The members of the Audit Committee are Messrs. Claflin (as Chairman), Herndon and Heilman. The Audit Committee reviews the results of the annual audit of the Company's accounts conducted by the Company's independent auditors and the recommendations of the auditors with respect to accounting systems and controls. During the fiscal year ended September 26, 1998, the Audit Committee held two meetings.

     The members of the Compensation Committee are Messrs. Herndon (as Chairman) and Mulvena. The Compensation Committee reviews and approves the Company's executive compensation and benefit policies and administers the Company's 1992 Stock Option Plan and the Directors' Plan. During the fiscal year ended September 26, 1998, the Compensation Committee held one meeting. The Compensation Committee's report on executive compensation appears elsewhere in this Proxy Statement.

     The Board of Directors selects nominees for election as directors of the Company. The Board of Directors will consider a nominee for election to the Board recommended by a stockholder of record if such recommendation is timely in accordance with, and is accompanied by the information required by, the Company's By-laws. The Company does not maintain a standing nominating committee.

DIRECTOR COMPENSATION

     Non-employee directors of the Company receive: (i) an $8,000 annual retainer payable quarterly; (ii) a $2,000 annual retainer for Committee Chairmen payable quarterly; and (iii) a $500 meeting fee for each meeting of directors attended. Dr. Bright has a consulting arrangement with the Company pursuant to which he provides management, personnel and marketing advice and services to the Company. During the fiscal year ended September 26, 1998, Dr. Bright received $50,000 pursuant to this arrangement.

     Non-Employee Directors' Stock Option Plan. The Company has adopted a Non-Employee Directors' Stock Option Plan which provides that each Director of the Company who is not also an employee of the Company will be granted options to purchase 10,000 shares of the Company's Common Stock. Each Non-Employee Director of the Company who served in such position on April 23, 1996, the effective date of this Plan, received a grant of options as of that date. Each Non-Employee Director who is elected to the Board of Directors after that date is automatically granted an option to purchase 10,000 shares of common stock on the date such person is initially elected to the Board. The exercise price of options granted under the Plan is equal to the fair market value of the common stock on the date of grant. All options granted under the Plan vest in four equal annual installments beginning on the first anniversary of the date of grant. Mr. Mulvena joined the Board of Directors on April 22, 1998 and received options to purchase 10,000 shares at an exercise price of $7.00 per share. Dr. Biondi joined the Board of Directors on January 7, 1999 and received options to purchase 10,000 shares at an exercise price of $9.00 per share.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the aggregate cash compensation paid by the Company with respect to the three fiscal years ended September 26, 1998 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers in fiscal 1998 (collectively, the "Named Executive Officers").

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                       ANNUAL COMPENSATION              -----------------
                                            -----------------------------------------   SHARES UNDERLYING
     NAME AND                                                          OTHER ANNUAL          OPTIONS            ALL OTHER
PRINCIPAL POSITION                   YEAR   SALARY($)   BONUS($)(1)   COMPENSATION($)     GRANTED(#)(2)     COMPENSATION($)(3)
------------------                   ----   ---------   -----------   ---------------   -----------------   ------------------
Rolf S. Stutz......................  1998    260,000          --           4,800(4)              --               1,248
  Chairman and Chief                 1997    250,000      15,000           4,800(4)          10,000               1,200
  Executive Officer                  1996    243,667      60,000           4,800(4)              --                 720
Richard A. Packer..................  1998    200,000          --              --                 --                 960
  President and Chief                1997    180,000      15,000              --             10,000                 864
  Operating Officer                  1996    163,333      45,000              --             20,000                 720
Frits J. Borst.....................  1998    129,426      10,717(5)       29,167(6)              --                  --
  Vice President-                    1997    128,968      29,328(5)       31,813(6)           5,000                  --
  International Operations           1996    146,221      47,922(5)       33,547(6)              --                  --
Ward M. Hamilton...................  1998    135,000      21,250              --                 --                 648
  Vice President-Marketing.........  1997    125,000       5,000              --              5,000                 600
                                     1996    110,000      44,000              --                 --                 528
Donald Boucher.....................  1998    129,000      18,125              --                 --                 619
  Vice President-Research..........  1997    129,000       5,000              --              5,000                 619
  and Development                    1996    110,000      44,000              --                 --                 619

---------------
(1) Amounts shown for each fiscal year include bonuses paid during the succeeding fiscal year. Thus, the 1998 bonus includes an amount paid in fiscal 1999 for fiscal 1998.

(2) Excludes options which were repriced. See "Report on Repricing of Certain Stock Options."

(3) All Other Compensation reflects life insurance premiums paid by the Company for the executive officers.

(4) Reflects a car allowance of $400 per month.

(5) These amounts represent a bonus payment of $500 and a payment of $10,217 made in lieu of vacation benefits for fiscal 1998, a bonus payment of $20,000 and a payment of $9,328 made in lieu of vacation benefits for fiscal 1997 and a bonus payment of $28,973 and a payment of $18,949 made in lieu of vacation benefits for fiscal 1996.

(6) These amounts reflect an automobile allowance for Mr. Borst of $7,884 for 1998, 1997 and 1996, payments of $13,000, $14,647 and $22,404 made as a pension contribution for 1998, 1997 and 1996 respectively, and a payment of $8,283, $9,282 and $3,259 for disability insurance for 1998, 1997 and 1996.

     Option Grants in Last Fiscal Year. The Company did not grant any new stock options to any of the Named Executive Officers during the fiscal year ended September 26, 1998. In November 1997, the Company repriced certain options previously granted to the Named Executive Officers. See "Report on Repricing of Certain Stock Options."

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. No stock options were exercised by the Named Executive Officers during the fiscal year ended September 26, 1998. The following table sets forth certain information regarding stock options held as of September 26, 1998 by the Named Executive Officers.

                                                                    NUMBER OF SHARES           VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                  SHARES                       OPTIONS AT FISCAL YEAR-END     AT FISCAL YEAR-END(2)
                                 ACQUIRED                      ---------------------------    ----------------------
                                    ON            VALUE         EXERCIS-       UNEXERCIS-     EXERCIS-    UNEXERCIS-
NAME                            EXERCISE(#)   REALIZED($)(1)   ABLE(#)(3)        ABLE(#)      ABLE($)      ABLE($)
----                            -----------   --------------   -----------     -----------    --------    ----------
Rolf S. Stutz.................      --             --            17,500          62,500        15,313       45,938
Richard A. Packer.............      --             --            36,500          45,500        10,938       32,813
Frits J. Borst................      --             --             8,750          26,250         7,656       22,969
Ward M. Hamilton..............      --             --            48,250          12,750       163,281        9,844
Donald Boucher................      --             --            17,750          29,250         7,656       22,969

---------------

(1) Value realized equals the aggregate market value of the shares acquired on the exercise date(s), less the applicable aggregate option exercise price(s).

(2) Year-end value is based on the closing market price per share on September 25, 1998 ($7.75), less the applicable aggregate option exercise price(s) of in-the-money options multiplied by the number of unexercised in-the-money options which are exercisable and unexercisable, respectively.

(3) Includes options exercisable within 60 days after September 26, 1998.

REPORT ON REPRICING OF CERTAIN STOCK OPTIONS

     The table below sets forth information pertaining to all repricings of options held by any Named Executive Officer during all fiscal years since the Company's initial public offering in 1992. Options are considered to be repriced whenever the Company adjusts or amends the exercise price of stock options previously granted to any executive officer, whether through amendment, cancellation or an exchange program, or any other means. In connection with the repricing, the vesting period for such option was restarted. Each repriced option will vest in four equal annual installments beginning on the anniversary of the repricing date. Since its initial public offering, the Company repriced outstanding stock options in November, 1995, April, 1996 and in November, 1997.

                                        NUMBER OF                                                     LENGTH OF
                                        SECURITIES   MARKET PRICE                                  ORIGINAL OPTION
                                        UNDERLYING   OF STOCK AT    EXERCISE PRICE     NEW              TERM
                                         OPTIONS       TIME OF        AT TIME OF     EXERCISE         REMAINING
                                         REPRICED     REPRICING       REPRICING       PRICE          AT DATE OF
NAME                           DATE        (#)           ($)             ($)           ($)            REPRICING
----                         --------   ----------   ------------   --------------   --------   ---------------------
Rolf S. Stutz..............  11/20/97     40,000        $6.875         $ 10.00        $6.875    approximately 5 years
                             11/20/97     20,000        $6.875         $ 14.50        $6.875    approximately 6 years
                              4/22/96     20,000        $14.50         $ 24.75        $14.50    approximately 7 years

Richard A. Packer..........  11/20/97     30,000        $6.875         $ 14.50        $6.875    approximately 5 years
                             11/20/97     10,000        $6.875         $ 14.50        $6.875    approximately 6 years
                              4/22/96     30,000        $14.50         $ 21.75        $14.50    approximately 7 years
                              4/22/96     10,000        $14.50         $ 24.75        $14.50    approximately 7 years
                             11/16/95     12,000        $ 8.75         $ 14.00        $ 8.75    approximately 9 years

Frits J. Borst.............  11/20/97     30,000        $6.875         $ 14.50        $6.875    approximately 6 years
                              4/22/96     30,000        $14.50         $ 36.75        $14.50    approximately 8 years
                             11/16/95     12,000        $ 8.75         $ 14.00        $ 8.75    approximately 9 years

Ward M. Hamilton...........  11/20/97     10,000        $6.875         $ 14.50        $6.875    approximately 5 years
                              4/22/96     10,000        $14.50         $ 24.75        $14.50    approximately 7 years
                             11/16/95      6,000        $ 8.75         $ 14.00        $ 8.75    approximately 9 years

Donald Boucher.............  11/20/97     30,000        $6.875         $ 14.50        $6.875    approximately 5 years
                              4/22/96     30,000        $14.50         $ 31.00        $14.50    approximately 7 years
                             11/16/95     12,000        $ 8.75         $ 14.00        $ 8.75    approximately 9 years

STOCK PERFORMANCE CHART

     The following chart provides an annual comparison, from September 30, 1993 of the cumulative total shareholder return (assuming reinvestment of any dividends) among Zoll Medical Corporation, the Nasdaq National Market Index, the Russell 2000 Index and the Hambrecht & Quist ("H&Q") Health Care (Excluding Biotechnology) Index, an industry index of 43 health care and medical technology companies (including the Company). Zoll has traditionally compared its 5 year cumulative total return to the Nasdaq National Market Index. Because of the relative weighting used in compiling this index, the index tends to reflect the performance of several very large capitalization high tech companies. Because Zoll is generally considered a small capitalization company, management believes that continued comparison to this index does not provide meaningful information. Management believes it is more appropriate to compare Zoll's performance to other companies in the Russell 2000 Index. The Russell 2000 Index covers a broad cross-section of public companies, many of which have relatively small market capitalization. The historical information set forth below is not necessarily indicative of future performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                        AMONG ZOLL MEDICAL CORPORATION,
          THE NASDAQ STOCK MARKET (U.S.) INDEX, THE RUSSELL 2000 INDEX
       AND THE HAMBRECHT & QUIST HEALTHCARE-EXCLUDING BIOTECHNOLOGY INDEX

                                    [GRAPH]

                                        CUMULATIVE TOTAL RETURN
                       9/30/93   9/30/94   9/30/95   9/30/96   9/30/97   9/30/98
ZOLL MEDICAL
 CORPORATION.........  100.00     25.52     25.86     42.76     19.31     20.86
NASDAQ STOCK MARKET
 (U.S.)..............  100.00    102.81    139.28    165.24    226.81    231.84
HAMBRECHT & QUIST
 HEALTHCARE--EXCLUDING
 BIOTECHNOLOGY.......  100.00    116.28    178.32    218.25    261.74    267.63
RUSSELL 2000.........  100.00    102.56    126.66    143.20    190.84    157.54

* $100 INVESTED ON 9/30/93 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

REPORT OF THE COMPENSATION COMMITTEE

     Objective of the Company's Compensation Program. The Company's executive compensation program is intended to attract, retain and reward executives who are capable of leading the Company effectively and continuing its growth in the competitive marketplace for cardiac resuscitation equipment. The Company's objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives while aligning their interests with those of the Company's stockholders.

     Like many other public companies, the Company uses a three-pronged approach to its compensation for each executive for the following twelve months. First, the executive's base salary is intended to create a reasonably competitive minimum level of compensation for each executive for the following twelve months. Second, the Company maintains an incentive bonus program for executive officers and certain other members of management under which discretionary bonuses may be offered based upon the achievement of corporate and individual performance goals. The objective of the incentive bonus program is to reward executives for their past twelve months' performance. Finally, the Company utilizes stock options granted under its 1992 Stock Option Plan as a long-term incentive for the executive officers as well as for many other employees of the Company. The Company believes that stock options are important in aligning management and stockholder interests and in encouraging management to adopt a longer-term perspective. Accordingly, options generally provide for incremental vesting over a four-year period.

     Compensation Committee Procedures. The Company's executive compensation program is administered under the direction of the Company's Compensation Committee, which is composed of two non-employee directors. The Compensation Committee meets periodically in connection with regularly-scheduled Board of Directors' meetings, and may consult by telephone at other times. The determinations of the Compensation Committee relating to the compensation of the Company's executive officers and the granting of options are then approved or ratified by all of the non-employee directors.

     With respect to the compensation of Mr. Stutz, the Compensation Committee exercises its independent discretion in determining his compensation, subject to review by all of the non-employee directors. With respect to the compensation of the other executive officers, the Compensation Committee consults other members of the Board, but generally relies to a significant extent on Mr. Stutz's recommendations as the Company's Chief Executive Officer.

     Factors Considered in Setting Compensation of the Chief Executive
Officer. The Compensation Committee considers the Company's financial performance, as measured by sales and earnings growth, to be a significant determinant in Mr. Stutz's overall compensation package. In making its determinations, however, the Compensation Committee also considers a number of other factors which are not subject to precise quantitative measurement and which the Committee believes can only be properly assessed over the long term. In fiscal 1998, these factors included further development of the management organization, restructuring of the sales force, development of and strategic planning for the Company's new M Series line of products, and the development of new markets and products through acquisitions and investments. During fiscal 1998, Mr. Stutz devoted his full time as Chief Executive Officer of the Company and expects to continue to do so in 1999.

     Compensation Decisions for Chief Executive Officer and President. The Compensation Committee recognizes that during fiscal 1998 both Mr. Stutz and Mr. Packer contributed substantially to, among other things, the development and introduction of the new M Series line of products, the restructuring of the sales force and the continuing growth of the Company's Westech business. This excellent performance has positioned the Company for strong growth and significantly improved operating results in fiscal 1999 and beyond. Based on these successes, the Committee believes that Messrs. Stutz and Packer are entitled to appropriate raises in salary for fiscal 1999 and bonuses for fiscal 1998. However, Messrs. Stutz and Packer have requested that no salary increase or fiscal 1998 bonus be awarded to them currently since their efforts have not yet -- due to the inherent lag time involved in the marketing of new products and the restructuring of the sales force -- improved the Company's financial results. Both Messrs. Stutz and Packer believe, and the Committee concurs, that these salary and bonus decisions should be made only after their efforts begin to show improved financial results that benefit all stockholders. Accordingly, the Committee deferred until later in fiscal 1999 any salary increase or bonus award for Messrs. Stutz and Packer.

     Repricing of Certain Stock Options. During fiscal year 1998, the Compensation Committee considered the stock options held by employees and Directors of the Company and the fact that significant portions of the outstanding options had exercise prices well above the recent historical trading prices for the Company's Common Stock. The Committee believed that it was important to provide equity incentives to employees and Directors to remain with the Company and to provide a proper incentive to such persons to improve Company performance and stockholder value. Accordingly, effective as of November 20, 1997, the Board of Directors approved, upon the recommendation of the Compensation Committee, the repricing of outstanding stock options held by employees or Directors of the Company which had an exercise price greater than $10.00 per share. As a condition to this repricing, the option holder was required to agree to restart the vesting period for each repriced option, thereby further enhancing the ability of the option to retain employees. Such options were amended with the new exercise price being equal to the closing price of the Company's common stock as of the date of the repricing. The repriced options have an exercise price of $6.875 per share. Each repriced option, including those previously vested, will now vest in four equal annual installments beginning on the first anniversary of the repricing date. Options to purchase 417,850 shares had exercise prices above $10.00 per share and were eligible for repricing. The Named Executive Officers of the Company held 200,000 of such options, with original exercise prices ranging from $10.00 to $36.75. All of these options were repriced with an exercise price of $6.875 per share.

                                          Submitted by the Compensation
                                          Committee for   fiscal 1998



                                          NOAH T. HERNDON, Chairman
                                          DANIEL M. MULVENA

SEVERANCE ARRANGEMENTS

     Mr. Stutz and Mr. Packer each have an employment agreement with the Company providing for a severance payment of twelve months' salary in the event their employment is terminated by the Company without cause. Each Agreement provides for non-competition for a period of three years following termination. At his fiscal 1998 base salary, Mr. Stutz would receive a severance payment of approximately $260,000 under this provision and Mr. Packer would receive a severance payment of approximately $200,000.

CERTAIN RELATIONSHIPS

     Noah T. Herndon, a director of the Company, is a partner of Brown Brothers Harriman & Co., with which the Company maintains a working capital line of credit and other customary, arm's-length banking relationships. M. Stephen Heilman is Founder, Chairman and Chief Executive Officer of Lifecor, Inc., in which the Company has made a $2 million investment. Pursuant to an agreement entered into in connection with such investment, the Company has agreed to Mr. Heilman serving as a director of the Company, and Mr. Heilman voted in favor of Mr. Stutz being elected to Lifecor, Inc.'s board of directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based on a review of the reports of changes in beneficial ownership of the Corporation's Common Stock and written representations furnished to the Corporation, the Corporation believes that its executive officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended September 26, 1998.

                                   PROPOSAL 2
                    AMENDMENT TO THE 1992 STOCK OPTION PLAN

BACKGROUND OF THE PLAN

     The Company's 1992 Stock Option Plan (the "Plan") was adopted by the Board of Directors and the stockholders of the Company in April, 1992. The Plan replaced the Company's prior stock option plan, which was terminated by the Board of Directors except as to then-outstanding options. The Plan provides for the granting of "incentive stock options" under the Internal Revenue Code of 1986 and non-qualified options to purchase shares of Common Stock. Options under the Plan may be granted to officers, employees and consultants of the Company and its subsidiaries.

PROPOSED AMENDMENT OF THE PLAN

     As originally adopted in 1992, the Plan provided for the issuance of up to 450,000 shares of Common Stock pursuant to the exercise of options granted under the Plan. At that time, the Company had approximately 125 full-time and 9 part-time employees. As a result of the Company's rapid growth and the Board of Director's belief that stock options should not be reserved exclusively for senior management but should be granted as a performance incentive throughout the organization, the original shares remaining available for issuance under the Plan were nearly exhausted by the end of 1994. Accordingly, in January 1995 the Plan was amended, with the approval of the stockholders of the Company, to increase the number of shares of Common Stock available for issuance under the Plan by 300,000 shares. In November, 1996, the Plan was again amended, with the approval of the stockholders, to add 200,000 more shares to the Plan.

     As of September 26, 1998, the Company had 361 full-time and 14 part-time employees. The Company has granted options to approximately 27% of these employees, effectively depleting the pool of options available for issuance. On November 19, 1998 the Board of Directors adopted an amendment to the Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance under the Plan by 300,000 shares. In all other respects, the Plan would remain unchanged. The Board of Directors believes that the additional 300,000 shares, which represent approximately 4.8% of the outstanding shares of Common Stock, are necessary for the Company to continue to attract and retain the highly-qualified officers and employees necessary for its future growth.

VOTE REQUIRED FOR APPROVAL

     The proposed amendment of the Plan requires the affirmative vote of the holders of a majority of the total votes cast on the proposal at the Annual Meeting. THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND THEREFORE RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT.

                                 OTHER MATTERS

PRINCIPAL STOCKHOLDERS

     The following table presents information as to the persons or entities believed by the Company to be beneficial owners of more than 5% of the Company's Common Stock on September 26, 1998 based on representations of officers and directors of the Company and certain filings made under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All such information was provided by the stockholders listed and reflects their beneficial ownership as of the dates specified in the footnotes to the table.

                                                           NO. OF SHARES   PERCENT
 NAME AND ADDRESS                                          BENEFICIALLY      OF
OF BENEFICIAL OWNER                                            OWNED        CLASS
-------------------                                        -------------   -------
Elliott Associates, L.P.(1)..............................     952,200       15.38%
Westgate International, L.P.
Martley International, Inc.
     712 Fifth Avenue
     New York, New York 10019
The Kaufmann Fund, Inc.(2)...............................     910,900        14.4%
     140 E. 45th St., 43rd Floor
     Suite 2624
     New York, New York 10017
Dimensional Fund Advisors Inc.(3)........................     418,900        6.77%
     1299 Ocean Avenue, 11th Floor
     Santa, Monica, CA 90401

---------------

(1) Based on information set forth in a Schedule 13G/A filed under the Exchange Act on November 11, 1998.

(2) Based on information set forth in a Schedule 13G/A filed under the Exchange Act on February 18, 1998.

(3) Based on information set forth in a Schedule 13G filed under the Exchange Act on February 10, 1998.

INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP has served as the Company's independent auditors since 1984. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

     For a proposal of a stockholder to be included in the Company's proxy statement for the Company's 2000 Annual Meeting, it must be received at the principal executive offices of the Company on or before September 13, 1999. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement.

     In addition, the Company's By-laws provide that any stockholder wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive offices (a) not less than 75 calendar days nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu thereof (the "Anniversary Date") or (b) in the case of a special meeting of stockholders in lieu of the annual meeting or in the event that the annual meeting of stockholders is called for a date more than 30 calendar days prior to the Anniversary Date, not later than the close of business on (i) the 10th calendar day (or if that day is not a business day for the corporation, on the next succeeding business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (ii) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, the 75th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the corporation, on the next succeeding business day). Any such proposal should be mailed to: Zoll Medical Corporation, 32 Second Avenue, Northwest Park, Burlington, Massachusetts 01803,
Attention: Clerk.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                            ZOLL MEDICAL CORPORATION

                    Proxy for Annual Meeting of Stockholders
                                February 4, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Rolf S. Stutz and Richard A. Packer, and each of them, as Proxies of the undersigned, with full power to appoint their substitutes, and authorizes each of them to represent and to vote all shares of Common Stock of Zoll Medical Corporation (the "Company") held by the undersigned as of the close of business on December 18, 1998, at the Annual Meeting of Stockholders to be held at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 on Thursday, February 4, 1999, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the two nominees for Class I Directors and FOR the approval of the amendment to the Plan and at the Proxies' discretion upon such other business as may properly come before the meeting. The Board of Directors recommends a vote "FOR" Proposal 1 and "FOR" Proposal 2. A stockholder wishing to vote in accordance with the Board of Directors recommendation need only sign and date this proxy and return it in the envelope provided.


--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?


----------------------------------        -----------------------------------

----------------------------------        -----------------------------------

----------------------------------        -----------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


--------------------------
 ZOLL MEDICAL CORPORATION
--------------------------



Mark box at right if an address change or comment has been noted [ ] on the reverse side of this card.


RECORD DATE SHARES:




                                                     ---------------------
   Please be sure to sign and date this Proxy.        Date
--------------------------------------------------------------------------




-- Stockholder sign here -------------------------- Co-owner sign here ---



l. Proposal to elect the following persons
   as Class I Directors to serve until the
   2002 Annual Meeting and until their
   successors are duly elected and
   qualified.                                      For All   With-   For All
                                                  Nominees   hold    Except

                 NOAH T. HERNDON                     [ ]      [ ]      [ ]
                DANIEL M. MULVENA


INSTRUCTION: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the name of the nominee in the list above.




                                                     For    Against  Abstain

2. To amend the Company's 1992 Stock Option          [ ]      [ ]      [ ]
   Plan to increase the number of shares
   available for issuance under the Plan
   by 300,000 shares.

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.


The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1998 Annual Report and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.


 DETACH CARD                                                      DETACH CARD



                            ZOLL MEDICAL CORPORATION


Dear Stockholder,


Please take note of the important information regarding the Company's management and financial results enclosed with this proxy card.

Your vote on these matters counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark one box for each proposal on the proxy card above to indicate how your shares should be voted. Then, sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held February 4, 1999.

Thank you in advance for your prompt consideration of these matters. This will help the Company avoid the expense of subsequent mailings.

Sincerely,

ZOLL MEDICAL CORPORATION